Exhibit 99.8

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of the 26th day of February, 2002, by and between Zamba Corporation, a Delaware corporation (the “Company”), and Joseph B. Costello (the “Purchaser”).

WHEREAS, the Company owns 2,400,000 shares of Series A preferred stock, $.0001 par value per share (the “NextNet Preferred Stock”) of NextNet Wireless, Inc., a Delaware corporation (“NextNet”), which represents approximately 33% of the outstanding capital stock of NextNet.

WHEREAS, the Purchaser is the Chairman of the Company’s Board of Directors and the Chairman of NextNet’s Board of Directors, and therefore is thoroughly familiar with the Company’s and NextNet’s business, financial condition and prospects; and

WHEREAS, the Purchaser desires to purchase shares (the “Shares”) of NextNet Preferred Stock pursuant to the terms of this Agreement.

WHEREAS, the Purchaser acknowledges that there is no established trading market or other current valuation for the NextNet Preferred Stock or the Shares to be issued hereunder;

WHEREAS, Purchaser agrees that the number of Shares to be issued to the Purchaser hereunder shall be determined in accordance with the procedures set forth in Section 1(b) below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.             Purchase and Sale of Preferred Stock.  In consideration of this Agreement, the Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Shares in accordance with the following terms:

(a)           Purchaser agrees to pay to the Company an aggregate purchase price of $300,000 (the “Purchase Price”) for the Shares.  Promptly following the execution of this Agreement, the Purchaser shall pay the full amount of the Purchase Price to the Company by wire transfer in immediately available funds to an account designated in writing by the Company.

(b)           In order to determine the number of Shares to be received by the Purchaser from the Company in exchange for the Purchase Price, the Company and the Purchaser hereby agree that the number of Shares shall be determined by dividing the Purchase Price by the price per share of the NextNet Preferred Stock, with the price per share determined by the first to occur of the following events:

(i)            the price per share of the NextNet Preferred Stock received by the shareholders of NextNet upon the merger, consolidation, sale of all or substantially all of the assets or any other change-in-control of NextNet in which NextNet is not the continuing corporation after such merger, consolidation, sale of all or substantially all of the assets or other such change-in-control;

(ii)           the price per share of the NextNet Preferred Stock established upon the Company’s sale of any shares of NextNet Preferred Stock to any third party; provided, however, that the Company shall have sold not less than ____ shares of NextNet Preferred Stock to such third party in connection with such sale;

(iii)          if the events specified in (i) or (ii)above have not occurred by 12/31, 2002, the Company and the Purchaser shall agree to engage an independent accountant, valuation expert or other entity experienced in the valuation of companies substantially similar to NextNet to prepare a valuation of the NextNet Preferred Stock, which valuation shall be binding upon the Company and the Purchaser.

(c)           Notwithstanding the foregoing, if the valuation determined pursuant to Section 1(b) above would otherwise result in the issuance of a greater number of shares of NextNet Preferred Stock than the number of shares of NextNet Preferred Stock then owned by the Company, the number of Shares to be issued to the Purchaser shall be limited to the number of shares of NextNet Preferred Stock then owned by the Company.

(d)           Within ten business days after the determination of the number of Shares to be issued to the Purchaser in accordance with the provisions set forth in Section 1(b) above, the Company shall deliver to NextNet a notice pursuant to the Right of First Offer set forth in Section 1.1 of the Right of First Refusal Agreement (the “Refusal Agreement”) dated September 21, 1998 by and among Zamba Corporation (“Zamba”) (formerly known as “Racotek, Inc.”), NextNet Wireless, Inc. (“NextNet”) (formerly known as “NextNet, Inc.”) and the holders of the Series B Preferred Stock of NextNet.

(e)           If NextNet elects to exercise its right of first refusal pursuant to Section 1(d) above, the Purchase Price shall be refunded to the Purchaser within ten business days of the Company’s receipt of full payment from NextNet for the Shares, and the Purchaser shall not receive any of the Shares.  If NextNet declines to exercise its right of first refusal, the Company shall, within ten business days after the Company’s receipt of NextNet’s notice to decline its right, notify each investor in NextNet eligible under the Refusal Agreement of its opportunity to exercise its pro rata right of first refusal pursuant to the Refusal Agreement

(f)            If any of the eligible investors in NextNet  elects to exercise its pro rata right of first refusal pursuant to Section 1(e) above, the Company will forward to the Purchaser the payments the Company receives from such investor(s) within ten business days of the Company’s receipt of such payment, and the number of Shares that the Purchaser will receive pursuant to this Agreement shall be reduced on a pro rata basis.  Within ten business days after the expiration of the investor refusal period, and subject to the limitations set forth in Section 1(c) above, the Company shall deliver to the Purchaser a certificate registered in the Purchaser’s name representing the number of Shares purchased.

2.             Representations and Warranties of the Purchaser.  As a material inducement for the Company’s issuance and sale of the Shares, the Purchaser represents, warrants, covenants and acknowledges to the Company that:

(a)           The Purchaser understands that the issuance of the Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws.  Instead, the Company is issuing the Shares pursuant to exemptions from such laws and in doing so is and would be relying on, among other things, the Purchaser’s representations, warranties, covenants and acknowledgements contained herein.

(b)           The Purchaser qualifies as an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c)           As the Chairman of the Company’s and NextNet’s Board of Directors, the Purchaser has detailed knowledge of the Company’s and NextNet’s business, financial condition and prospects.  In addition, the Purchaser has been provided with or given access to such additional information as the Purchaser has requested from the Company and has utilized such information to his satisfaction for the purpose of obtaining information regarding the Company’s and NextNet’s business, financial condition and prospects.

(d)           The Purchaser is acquiring the Shares for his own account, for investment purposes only, and without the intention of reselling or redistributing the Shares;

(e)           The Purchaser is aware that, in the view of the Securities and Exchange Commission, a purchase of the Shares with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in NextNet’s condition, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares and for which the Shares were pledged, would constitute an intent inconsistent with the foregoing representation.

(f)            If, contrary to the Purchaser’s foregoing intentions, he should later desire to dispose of or transfer any of the Shares in any manner, the undersigned shall not do so without (i) first obtaining an opinion of counsel satisfactory to the Company and NextNet that such proposed disposition or transfer may lawfully be made without registration pursuant to the Securities Act and applicable state securities laws or (ii) registering the resale of the Shares under the Securities Act and applicable state securities laws.

(g)           Neither the Company nor NextNet has any obligation to register the Shares for resale under the Securities Act or any applicable state securities laws, or to take any other action which would facilitate the availability of federal or state registration exemptions in connection with any resale of the Shares.  Accordingly, the Purchaser may be prohibited by law from selling or otherwise transferring or disposing of the Shares and may have to bear the economic risk of his investment in NextNet for an indefinite period.

3.             Representations and Warranties of the Company.  As a material inducement for the Purchaser’s purchase of the Shares, the Company represents, warrants, covenants and acknowledges to the Purchaser that:

(a)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and presently proposed to be conducted.

(b)           The Shares are being transferred to the Purchaser free and clear of any liens, encumbrances or other restrictions, other than restrictions on transfer imposed by applicable securities laws.

4.             Merger, Consolidation or Other Change in Control of the Company or NextNet.

(a)           If the Company shall at any time consolidate with or merge into to another corporation (where the Company is not the continuing corporation after such merger, consolidation, sale of all or substantially all of its assets or other change-in-control), or the Company shall sell, transfer or lease all or substantially all of its assets, then, in any such case, the Purchaser thereupon (and thereafter) shall continue to be entitled to be bound by the terms of this Agreement and shall be entitled to receive the number of Shares determined in accordance with Section 1(b) above.

(b)           If NextNet shall at any time consolidate with or merge into another corporation (where NextNet is not the continuing corporation after such merger, consolidation or other change-in-control), or NextNet shall sell, transfer or lease all or substantially all of its assets, then, in any such case, the Purchaser thereupon (and thereafter) shall be entitled to receive the number of Shares (or the proceeds resulting from the sale of such Shares in connection with such merger, consolidation, or other change-in-control) determined in accordance with Section 1(b)(ii) above.

5.             Insolvency or Bankruptcy of the Company or NextNet.  Upon the insolvency or bankruptcy (whether voluntary or involuntary) of the Company or NextNet, or the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or NextNet or any substantial part of the Company’s or NextNet’s property, or any general assignment for the benefit of creditors of the Company or NextNet, the Purchaser shall be an unsecured general creditor of the Company or NextNet, as applicable, and shall not have any security interest or other rights in connection with this Agreement or the Shares purchased hereunder.

6.             Miscellaneous.

(a)           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective successors and permitted assigns.

(b)           Governing Law.  This Agreement shall in all respects be governed by, and enforced and interpreted in accordance with, the laws of the State of Minnesota, except with respect to its rules relating to conflicts of laws.

(c)           Legend.  The Shares issued to the Purchaser pursuant to this Agreement shall contain the following legend:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.  ACCORDINGLY, THESE SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO ZAMBA CORPORATION THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

(d)           Notices.  All notices, consents, requests, demands, instructions or other communications provided for herein shall be in writing and shall be deemed validly given, made and served when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, (c) sent by reputable overnight delivery service, or (d) sent by telephonic facsimile transmission, and, pending the designation of another address, addressed as follows:

If to the Company:	Zamba Corporation
3033 Excelsior Blvd., Suite 200
Minneapolis, Minnesota 55416
Attn: Chief Financial Officer
Fax: (952) 893-3948

If to the Purchaser:	Joseph B. Costello
2880 Lakeside Drive, Suite 250
Santa Clara, California 95054
Fax: (408) 727-0235

(e)           Entire Agreement and Counterparts.  This Agreement evidences the entire agreement between the Company and the Purchaser relating to the subject matter hereof and supersedes in all respects any and all prior oral or written agreements or understandings.  This Agreement may not be amended or modified, and no provisions hereof may be waived, except by written instrument signed by both the Company and the Purchaser.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one Agreement.

(f)            Headings.  Section headings used in this Agreement have no legal significance and are used solely for convenience of reference.

(g)           Expenses.  Each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transaction contemplated by this Agreement.

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Agreement as of the date set forth in the first paragraph.

THE COMPANY:		THE PURCHASER:

ZAMBA CORPORATION

By:	/s/ Michael H. Carrel	/s/ Joseph B. Costello
Name:	Michael H. Carrel	Joseph B. Costello
Title:	CFO